UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PIER 1 PLACE FORT WORTH, TEXAS		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 1, 2019, Pier 1 Imports, Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that it has regained compliance with the NYSE’s $1.00 continued listing criterion after the Company’s common stock on June 28, 2019 had a closing share price of at least $1.00 and had maintained an average closing share price of at least $1.00 over the 30 trading-day period ending on that date.

To maintain its listing on the NYSE, the Company must also comply with listing requirements related to its minimum market capitalization and shareholders’ equity. Pursuant to Rule 802.01B of the NYSE listing rules, the Company will be considered to be non-compliant if its average global market capitalization over a consecutive 30 trading-day period is less than $50 million and, at the same time, its shareholders’ equity is less than $50 million. As of June 1, 2019, the end of the Company’s fiscal 2020 first quarter, the Company’s shareholders’ equity was $9.2 million. Based on recent trading prices of the Company’s common stock the Company anticipates that it will receive a notice of non-compliance with this requirement from the NYSE in the near future.

Following receipt of a notice of noncompliance with Rule 802.01B the Company intends to notify the NYSE that it will submit a plan to cure the deficiency within 18 months. The Company will have 45 days from the receipt of the NYSE notice to submit its plan to regain compliance. The NYSE will then review the Company’s plan and, within 45 days, determine whether the Company has made a reasonable demonstration of its ability to regain compliance. If the NYSE accepts the Company’s plan, the Company's common stock will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company's compliance with other continued listing standards, and the Company will be subject to monitoring by the NYSE to confirm compliance with the plan. If the Company’s plan is not submitted on a timely basis or is not accepted, the NYSE could initiate delisting proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: July 2, 2019	By:	/s/ Robert E. Bostrom
Robert E. Bostrom, Chief Legal and Compliance Officer and Corporate Secretary